EXHIBIT 99.01

August 1, 2012

Mr. Andy Hidalgo
Chairman & CEO
WPCS International Incorporated
One East Uwchlan Avenue, Exton, PA 19341

Dear Andy,

I am resigning from the Board of Directors of WPCS effective August 1, 2012 because of the increase in business occurring at my company and my resulting time requirement.

Best wishes,

/s/ MICHAEL A. DOYLE
Michael A. Doyle